Exhibit 10.55

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is effective as of November 15, 2001 (the "EFFECTIVE DATE") by and between KRONOS AIR TECHNOLOGIES, INC., a Nevada corporation (the "COMPANY") and wholly-owned subsidiary of TSET, INC., a Nevada corporation (the "PARENT"), and DANIEL R. DWIGHT ("EXECUTIVE").

                                    RECITALS:

         WHEREAS, Executive's participation in the business of the Company is essential to the Company's success;

         WHEREAS, the parties hereto acknowledge that the company's ability to continue as a going concern and perform its obligations hereunder are contingent on the Company raising additional funds for working capital and/or increasing its revenues; and

         WHEREAS, the parties wish to provide for the employment of Executive by the Company from and after the date hereof, and to restrict the ability of Executive to compete with the Company, all on the terms and conditions herein set forth.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. EMPLOYMENT. Subject to Section 3 below, the Company hereby employs Executive for a term of two (2) years (the "INITIAL TERM"), commencing on the Effective Date, to serve as the President and Chief Executive Officer of the Company and to perform such services and duties as are consistent with such position and as may be directed by the Company's Board of Directors. After the Initial Term, this Agreement shall automatically renew (each, a "RENEWAL TERM") for successive one (1) year terms unless either party provides written notice to the other party within three (3) months of the end of the Initial Term or any Renewal Term of its or his desire not to renew this Agreement. The Initial Term and Renewal Term are sometimes collectively referred to as the "EMPLOYMENT TERM." Executive hereby accepts such employment. During the term of his employment hereunder, Executive shall devote his full business time, attention, knowledge and skills faithfully, diligently and to the best of his ability to perform his duties hereunder, and Executive shall not engage in any venture or activity which interferes with Executive's performance of his duties hereunder as reasonably determined by the Board of Directors; PROVIDED, HOWEVER, Executive may serve on a limited number of boards of directors and may engage in charitable activities, provided such activities do not interfere with the performance of his duties to the Company.

         2. COMPENSATION AND BENEFITS. During the Employment Term, the Company shall pay Executive the compensation and other amounts set forth below.

             2.1. SALARY. The Company shall pay Executive an annual salary ("SALARY") of One Hundred Eighty Thousand Dollars (US $180,000.00), which amount may be increased after the Initial Term at the discretion of the Board of Directors. In no event may Executive's salary be decreased during the Employment

Term without Executive's prior consent. The Executive's Salary shall be payable in installments according to the Company's regular payroll practices and subject to such deductions as may be required by law.

             2.2. BONUS. Executive shall be eligible for annual incentive bonus compensation (a "BONUS") for each calendar year in an amount equal to the Executive's Salary, based principally upon the achievement of the "BONUS OBJECTIVES" as set forth in SCHEDULE A attached hereto. The Bonus Objectives shall be updated annually by the Board of Directors. If such Bonus Objectives are achieved, Executive shall be paid the specified Bonus calculated in accordance with Schedule A attached hereto.

             2.3. BENEFITS. Executive shall receive: (i) the Executive benefits and perquisites provided by the Company to its executive officers from time-to-time, including, if offered, medical, dental, life and disability insurance at the Company's cost, and five (5) weeks' paid vacation during each calendar year; and (ii) reimbursement for reasonable and necessary out-of-pocket expenses incurred in the performance of his duties hereunder, including, but not limited to, certain home office expenses, travel and entertainment expenses (such expenses shall be reimbursed by the Company, from time to time, upon presentation of appropriate receipts therefor). To the extent that certain medical, dental, life and disability insurance is not available to Executive through the Company, the Company shall reimburse Executive for such costs as set forth on SCHEDULE B attached hereto.

             2.4. STOCK AWARDS. The Company shall provide Executive with the stock options set forth in the Stock Option Agreement annexed hereto as EXHIBIT "A" and made a part hereof, subject to the terms and conditions of such Stock Option Agreement.

         3. TERMINATION.

             3.1. Executive's employment pursuant to this Agreement shall be terminated by the first to occur of the following events:

                   (a) The death of Executive.

                   (b) The Complete Disability of Executive. "COMPLETE DISABILITY" as used herein shall mean the inability of Executive, due to illness, accident or any other physical or mental incapacity, to perform the services provided for in this Agreement for an aggregate of 90 days within any period of twelve (12) consecutive months during the term hereof.

                   (c) The discharge of Executive by the Company for Cause. "CAUSE" as used herein shall mean:

                       (i) illegal drug use or alcohol abuse;

                       (ii) conviction of a felony or a crime involving moral turpitude in the courts of the United States or any state thereof;

                       (iii) acts of fraud by Executive against the Company or its affiliates, or in connection with the performance of his duties hereunder, as determined by the Company after investigation, notice of the charge to


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

Executive and after allowing Executive an opportunity to explain the conduct in question;

                       (iv) Executive's willful failure or refusal to comply with any of the provisions of this Agreement; or

                       (v) Executive's failure to comply with any of the provisions of this Agreement or to perform Executive's duties and obligations under this Agreement, in any material respect, in the Board of Directors' discretion (a "DEFAULT"); PROVIDED, HOWEVER, that in the case of this subsection
(v), termination for "Cause" shall occur and be effective only if the Company has given written notice of the Default to Executive and Executive has failed to cure the Default in question during a period of thirty (30) days after the date of Executive's receipt of such notice.

             3.2. Upon any termination pursuant to Section 3.1, the Company shall be released from all obligations hereunder (except for the obligation to pay any compensation or benefits described in Section 2 hereof which are accrued and unpaid as of the effective date of termination), including, without limitation, any obligation post-termination to compensate Executive pursuant to
Section 2 hereof.

             3.3. TERMINATION BY EXECUTIVE.

                   (a) Executive may terminate his employment for Good Reason (as defined below) and receive the payments and benefits specified in Sections
2.1 and 2.3 herein for a period of time that shall be the greater of (i) one (1) year from the date of such termination, or (ii) the remainder of Executive's
Employment Term hereunder. In such event, any payment to Executive pursuant to this Section 3.3 shall be payable in installments according to the Company's regular payroll practices and subject to such deductions as may be required by law.

                   (b) For purposes of this Agreement, "GOOD REASON" will exist:

                       (i) if the Company fails, after receipt of written notice from Executive and a period of thirty (30) days to cure such failure, or to honor any of its material obligations under this Agreement;

                       (ii) if Executive's authority, duties or title is changed by the Company in a manner which is adverse to Executive;

                       (iii) if Executive is removed as President and Chief Executive Officer of the Parent; or

                       (iv) if there is a Change of Control of the Company and/or the Parent and Executive's employment is terminated by the Company for any reason other than Cause, death or disability within six (6) months after the Change of Control.

                   (c) As used herein, the term "CHANGE OF CONTROL" shall mean:

                       (i) any person (defined for the purposes of this Section to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), other than the Company and/or the Parent, or an employee benefit plan established by the Board of Directors of the Company and/or the Parent, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company or the Parent, respectively, having thirty-three and one-third percent (33 1/3%) or more of the voting power of all of the voting securities issued by the Company or the Parent, respectively, in the election of directors at the meeting of the holders of voting securities to be held for such purpose, except for a capital-raising transaction that has been approved by the Board of Directors of the Company or the Parent, respectively; or

                       (ii) a majority of the directors elected at any meeting of the holders of voting securities of the Company and/or the Parent are persons who were not nominated for such election by the Board of Directors of the Company and/or the Parent or a duly constituted committee of the Board of Directors of the Company and/or the Parent having authority in such matters; or

                       (iii)  the   Company   and/or   the   Parent   merges  or
consolidates with or transfers substantially all of its assets to another person.

         4. CONFIDENTIALITY/COVENANT AGAINST UNFAIR COMPETITION.

             4.1. The Company and the Executive acknowledge that the services to be performed by the Executive under this Agreement are unique and extraordinary and, as a result of such employment, the Executive will be in possession of confidential information relating to the business practices of the Company. The term "CONFIDENTIAL INFORMATION" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by the Executive to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of breach of the provisions of this Section 4.1, including, but not limited to, information relating to: trade secrets, personnel lists, financial information, research projects, services used, pricing, software, software code, technical memoranda, designs and specifications, new products and services, comparative analyses of competitive products, technology, know-how, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. The Executive agrees that he will not, during or for a period of three (3) years after the termination of employment, directly or indirectly, use, communicate, disclose or disseminate to any person, firm or corporation any Confidential Information.

             4.2. Executive agrees that during the Employment Term and for a period of two (2) years following the termination of his employment (for any reason), he will not, for his own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation, or other legal entity, as principal, agent or otherwise:

                   (a) own, control, manage, be employed by, consult with, or otherwise participate in, a business involved within the Trade Area (as hereinafter defined) involved in:

                       (i) the development or manufacture of air purification technology; or

                       (ii) the development or manufacture of any other technology which the Company is selling or developing at the time of Executive's termination (the activities described in this clause (a) are hereinafter referred to collectively as the "BUSINESS");

                   (b) solicit or induce, or in any manner attempt to solicit or induce, any person:

                       (i) which is or was a customer of the Company or any of its future subsidiaries or any successor of any such customer or client;

                       (ii) employed by the Company or any of its future subsidiaries to leave such employment, whether or not such employment is pursuant to a written contract and whether or not such employment is at will, or hire any person who has been employed by the Company or any its future subsidiaries at any time during the six (6) month period preceding such hiring; or

                   (c) interfere with the Company's business relationships, including, without limitation, the business relationships with the Company's customers, clients, vendors or referral sources.

             4.3. As used herein, the term "TRADE AREA" shall mean any locations in which the Company has conducted business at any time during the twelve (12) month period preceding the termination of employment.

             4.4. Executive recognizes the importance of the covenants contained in this Section 4 and acknowledges that, based on his past experience and his position as an executive of the Company and the projected expansion of the Company's business, the restrictions imposed herein are: (a) reasonable as to scope, time and area; (b) necessary for the protection of the Company's legitimate business interests, including, without limitation, the Company's trade secrets, goodwill, and its relationship with customers and suppliers; (c) not unduly restrictive of any Executive's rights as an individual; and (d) supported by adequate consideration. Executive acknowledges and agrees that the covenants contained in this Section 4 are essential elements of this Agreement.

             4.5. If Executive commits a breach or threatens to commit a breach of any of the provisions of this Section 4, the Company shall have the right and remedy, in addition to any others that may be available, at law or in equity, to seek to have the provisions of this Section 4 specifically enforced by any court having equity jurisdiction, through injunctive or other relief (without any bond or security being required to be posted), it being acknowledged that any such breach or threatened breach will cause irreparable injury to the Company, the amount of which will be difficult to determine, and that money damages will not provide an adequate remedy to the Company.

             4.6. If any covenant contained in this Section 4, or any part thereof, is hereafter construed to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision


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and shall not in any manner affect or render illegal,  invalid or  unenforceable any of the remaining covenants, which shall be given full effect, without regard to the invalid portions, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein. In any such case, the provision deemed unenforceable shall be remade or interpreted by the parties in a manner that such provisions shall be enforceable to preserve, to the maximum extent possible, the original intention and meaning thereof and such provision, as so modified, shall remain in full force and effect thereafter. If Executive breaches the covenants set forth in this Section 4, the running of the noncompete period described herein (but not his obligation) shall be tolled for so long as such breach continues. The provisions of this Section 4 shall survive the expiration and termination of this Agreement, and the termination of Executive's employment hereunder.

         5. COMPANY PROPERTY. The Company shall be the sole owner of all products and proceeds of the Executive's services hereunder, including, but not limited to, all software, software products and code, technical memoranda, design and specifications, materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may have or may in the future acquire, obtain, develop or create in connection with and during the term of the Executive's employment with the Company (including his employment with the Company prior to the date hereof), free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive compensation hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any such properties. Upon the termination of the Executive's employment for any reason whatsoever, all documents, records, notebooks, equipment, price lists, specifications, programs, customer and prospective customer lists and other materials which refer or relate to any aspect of the Business which are in the possession of the Executive (including all copies thereof), shall be promptly returned to the Company.

         6. RELATED PARTY TRANSACTIONS. So long as Executive is employed by the Company, he shall not, without the prior written consent of the Company, knowingly cause or permit the Company, or any subsidiary to enter into or effect any agreement or transaction, or provide or receive any service, between the Company or any subsidiary on the one hand, and Executive or a Related Party (defined below), on the other hand, except for the employment relationship contemplated hereby. In any event, any such agreements, transactions or services shall be at prices and terms which are equal to the prices and terms available for similar agreements, transactions or services with unrelated third parties. As used herein, "RELATED PARTY" means (i) any person related by blood, adoption, or marriage to the Executive, (ii) any director or officer of the Company or any of its subsidiaries, (iii) any corporation or other entity in which the Executive has, directly or indirectly, at least five percent (5%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (iv) any partnership in which the Executive is a general partner or a limited partner having a five percent (5%) or more interest therein.

         7. SUCCESSORS. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive. This Agreement is not assignable by the Company except in connection with the sale of


                                     - 6 -
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all or substantially all of the Company's assets. Subject to the foregoing, this
Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         8. INDEMNIFICATION. As an Executive, officer and director of the Company, Executive shall be indemnified against all liabilities, damages, fines, costs and expenses by the Company in accordance with the indemnification provisions of the Company's Articles of Incorporation as in effect on the date hereof, and otherwise to the fullest extent to which Executives, officers and directors of a corporation organized under the laws of the State of Nevada may be indemnified pursuant to the laws of such state, as the same may be amended from time to time (or any subsequent statute of similar tenor and effect), subject to the terms and conditions of such statute. The Company shall carry and maintain current Directors and Officers insurance in amounts customary with industry practices.

         9. CANCELLATION OF PRIOR AGREEMENTS AND RECOGNITION OF AMOUNTS OWED. As of the Effective Date, the parties hereto agree that the Consulting Agreement dated January 1, 2001 between the Company and Executive (the "FIRST CONSULTING AGREEMENT") and the Finders Agreement dated August 21, 2000 between the Company and Executive shall be terminated. The Company hereby acknowledges and agrees that pursuant to the terms of the First Consulting Agreement, the Company owes Executive Two Hundred Fifty Thousand Five Hundred Eighty-Two Dollars (US $250,582) (the "OUTSTANDING BALANCE") as of December 31, 2001, which amounts are presently past due. The parties hereto agree that the Outstanding Balance shall continue to accrue interest at one percent (1%) per month until the Outstanding Balance is paid in full. Payments from the Company to Executive shall be allocated first to out of pocket expenses, second to salary, and third to repayment of the Outstanding Balance. In addition, the Company hereby acknowledges and agrees that pursuant to the First Consulting Agreement and the Consulting Agreements dated August 1, 2000 between the Company and Executive (the "SECOND CONSULTING AGREEMENT"), Executive has earned two hundred seventy-one thousand (271,700) options of the Company (the "CONSULTING OPTIONS") that are fully vested and exercisable under the terms and conditions of the First Consultant Agreement, the Second Consulting Agreement and the Letter Agreement dated April 12, 2001 between the Company and Executive. The Company hereby acknowledges and agrees that the Outstanding Balance and the Consulting Options have been earned by Executive and shall survive the expiration and termination of this Agreement, and the termination of Executive's employment hereunder.

         10. MISCELLANEOUS.

             10.1. GUARANTEE BY THE PARENT. The Parent hereby unconditionally guarantees to Executive, the due performance and prompt payment of the obligations of the Company hereunder.

             10.2. MODIFICATION AND WAIVER. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof; provided, however, that any such waiver shall be in writing and signed by the waiving party, and no such waiver of any breach or default hereunder is to be implied from the omission of the other party to take any action on account thereof. A waiver on one occasion shall not be deemed to be a


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waiver of the same or of any other breach on a future  occasion.  This Agreement may be modified or amended only by a writing signed by both parties hereto.

             10.3. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

             10.4. TAX WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

             10.5. SECTION CAPTIONS. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

             10.6. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

             10.7. INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes any other employment agreements executed before the date hereof. There are no agreements, understandings, restrictions, representations, or warranties among the parties other than those set forth herein or herein provided for and the Company and Executive hereby agree and acknowledge that the Company, its subsidiaries and affiliates, shall have no obligation to pay Executive any compensation other than as provided for herein.

             10.8. INTERPRETATION. No provision of this Agreement is to be interpreted for or against any party because that party or that party's legal representative drafted such provision. For purposes of this Agreement: "herein," "hereby," "hereunder," "herewith," "hereafter," and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or subsection. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

             10.9. NOTICES. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person or by Federal Express (or similar overnight courier service) to the parties at the following addresses:

           If to Executive:            Daniel R. Dwight
                                       47 Payson Road
                                       Belmont, Massachusetts  02478

           With a copy to:             Hutchins, Wheeler & Dittmar
                                       A Profession Corporation
                                       101 Federal Street
                                       Boston, Massachusetts  02110
                                       Attention:  Steven J. Cagnetta, Esq.



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

           If to the Company:          TSET, Inc.
                                       14523 Westlake Drive
                                       Lake Oswago, Oregon  97034

           With a copy to:             Clayton E. Parker, Esq.
                                       Kirkpatrick & Lockhart LLP
                                       201 South Biscayne Boulevard, Suite 2000
                                       Miami, Florida  33131

Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein. Any notice may be given on behalf of a party by its counsel.

             10.10. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

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         IN WITNESS  WHEREOF,  the parties hereto have executed this  Employment
Agreement as of the Effective Date.

                                    COMPANY:

                                    KRONOS AIR TECHNOLOGIES, INC.

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    PARENT:

                                    TSET, INC.

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    EXECUTIVE:

                                    --------------------------------------------
                                    Daniel R. Dwight















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                                   SCHEDULE A


                         DESCRIPTION OF BONUS OBJECTIVES

                                   SCHEDULE B


                                 INSURANCE COSTS


          Insurance Item                                         Cost Per Month
          --------------                                         --------------

                                   SCHEDULE C


                             STOCK OPTION AGREEMENT